UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________________________________
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 28, 2018
  ______________________________________________________
NATURAL RESOURCE PARTNERS L.P.
(Exact name of registrant as specified in its charter)
  ______________________________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-31465 (Commission File Number)	35-2164875 (I.R.S. Employer Identification No.)

1201 Louisiana St., Suite 3400 Houston, Texas (Address of principal executive offices)		77002 (Zip code)

Registrant’s telephone number, including area code: (713) 751-7507
 ______________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2018, two new members were appointed to the Board of Directors (the “Board”) of GP Natural Resource Partners LLC, the general partner of the general partner of Natural Resource Partners L.P. Their appointments will be effective on March 2, 2018.

Galdino J. Claro and Paul B. Murphy were appointed to the Board by Robertson Coal Management LLC, the sole member of GP Natural Resource Partners.  Robertson Coal Management LLC is wholly owned by Corbin J. Robertson, Jr.  The Board ratified the appointment of Messrs. Claro and Murphy.

Galdino J. Claro, 58, has 30 years of worldwide executive leadership experience in the primary and secondary metals industries. From October 2013 to August 2017, Mr. Claro served as the Group Chief Executive Officer and Managing Director of Sims Metal Management where he was also a member of the Safety, Health, Environment and Sustainability Committee, the Nomination Governance Committee and the Finance Investment Committee. Before joining Sims Metal Management, Mr. Claro served for four years as the Chief Executive Officer of Harsco Metals and Minerals. He joined Harsco from Aleris, where he served as CEO of Aleris Americas. Before that, he was the CEO of the Metals Processing Group of Heico Companies LLC. During his career with Alcoa Inc., Mr. Claro served for five years as the President of Alcoa China and for six years in Europe as the Vice President of Soft Alloys Extrusions and the President of Alcoa Europe Extrusions. While in South America, Mr. Claro worked for several different divisions of Alcoa Alumni SA as plant manager, technology manager, new products development director and Managing Director of Alcoa Cargo-Van. Before joining Alcoa in 1985, Mr. Galdino Claro started his career at Honda – Motogear as a Quality Control Manager where he worked for three years in both Brazil and Japan.

Paul B. Murphy, 58, is the Chairman and Chief Executive Officer and a Director of Cadence Bancorporation and Chairman of Cadence Bank, N.A. He has served at Cadence and its predecessors since January 2010. Mr. Murphy brings over 37 years of banking experience, of which nine years were at Allied/First Interstate and 20 years were at Amegy Bank of Texas.

Effective March 2, 2018, Mr. Claro was also appointed to the Audit Committee and Conflicts Committee of the Board, and Russell D. Gordy resigned from the Audit Committee. As of such date, (i) the Audit Committee is comprised of Stephen P. Smith, as Chairman, Mr. Claro, and Richard A. Navarre, (ii) the Compensation, Nominating & Governance Committee is comprised of Leo A. Vecellio, as Chairman, and Messrs. Gordy and Smith, and (iii) the Conflicts Committee is comprised of Mr. Navarre, as Chairman, and Messrs. Claro and Vecellio.

Relationships

Mr. Murphy is the Chairman of Cadence Bank, N.A., which is a lender under NRP (Operating) LLC’s revolving credit facility and has received customary fees and interest payments in connection therewith. During the year ended December 31, 2017, NRP (Operating) LLC paid approximately $0.7 million in interest and fees under the credit facility to Cadence Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P.
(Registrant)

	By:	NRP (GP) LP
its General Partner

	By:	GP Natural Resource Partners LLC
its General Partner

Date: March 2, 2018		/s/ Kathryn S. Wilson
Kathryn S. Wilson
Vice President and General Counsel